Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                                       FOR
                          REDSTONE LITERARY AGENTS INC.

                         COMMON STOCK ($.015 PER SHARE)

Persons interested in purchasing common stock of Redstone Literary Agents Inc. must return this completed Subscription Agreement along with a check or money order or bank draft to: REDSTONE LITERARY AGENTS INC. ("Issuer" & "Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates will be delivered to each Investor within thirty (30) days of the Close of this Offering.

     SECURITIES OFFERED - The Company is offering a total of 3,000,000 shares of its common stock (par value $.001 per share) at a price of $.015 per share. There is no minimum subscription amount per investor.

     SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.015 per Share

Aggregate Subscription Price = $___________________

Check, money order or bank draft shall be made payable to Redstone Literary Agents Inc.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 20__.

b) I am a bona fide resident of the state of ________________________________ or ______ a non-US resident.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):


--------------------------------------------------------------------------------

As (check one)

__Individual        __Tenants in Common                   __Existing Partnership
__Joint Tenants     __Corporation                         __Trust
__IRA               __Minor with adult custodian under
                      the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):


--------------------------------                --------------------------------
Signature of Subscriber                         Signature of Co-Subscriber


--------------------------------                --------------------------------
Name of Subscriber (Printed)                    Name of Co-Subscriber (Printed)


--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber


--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber


--------------------------------                --------------------------------
Subscriber Tax I.D. or                          Co-Subscriber Tax I.D. or
Social Security Number                          Social Security Number


ACCEPTED BY: Redstone Literary Agents Inc., a Nevada Corporation



By:                                             Date:
   -----------------------------                     ---------------------------
   Officer